UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 24, 2009

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 24, 2009, the Compensation Committee of the Board of Directors of Xerium Technologies, Inc. (the “Company”) approved an amendment to the terms of all performance-based restricted stock units of the Company outstanding on December 24, 2009. The amendment provides that upon completion of a successful debt restructuring of the Company, which shall constitute a new performance criterion, such performance-based restricted stock units shall vest and settle in full.

Also on December 24, 2009, the Compensation Committee approved the creation of a $1.25 million discretionary bonus pool, to be paid to the Company’s employees on January 1, 2010 for performance rendered by employees in 2009. The following table sets forth the discretionary bonus payments to the Company’s principal executive officer, principal financial officer, and named executive officers who will receive such payments:

Name	Position	Discretionary Bonus
Stephen R. Light	President, Chief Executive Officer and Chairman	$100,000
David Maffucci	Chief Financial Officer	$100,000
Joan “John” Badrinas Ardevol	Chief Technology Officer	$50,000
David Pretty	President – Xerium North America	$75,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: December 31, 2009	By:	/S/ STEPHEN R. LIGHT
	Name:	Stephen R. Light
	Title:	President, Chief Executive Officer and Chairman